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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K/A



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                December 14, 1994
                             -----------------------
                                 Date of Report
                       (Date of earliest event reported)


                           Beverly Enterprises, Inc.
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



            1-9550                                     95-4100309
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    (Commission file number)                   (IRS employer identification no.)



   1200 South Waldron Road, No. 155
        Fort Smith, Arkansas                                  72903
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(Address of principal executive offices)                    (Zip code)



                                 (501) 452-6712
                            -----------------------
              (Registrant's telephone number, including area code)
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ITEM 5.  Other Events

         On December 26, 1994, Beverly Enterprises, Inc., a Delaware corporation ("Beverly"), Beverly Acquisition Corporation, a Delaware corporation ("Acquisition"), a wholly-owned subsidiary of Beverly, and Pharmacy Management Services, Inc., a Florida corporation ("PMSI"), entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby PMSI will be merged with and into Acquisition (the "Merger"). Acquisition will be the surviving corporation in the Merger. The favorable vote of the holders of a majority of the outstanding shares of PMSI Common Stock is required for approval of the Merger and Merger Agreement. The stockholders of Beverly are not required to and will not vote on the Merger, the Merger Agreement or the transactions contemplated thereby.

         At the Effective Time (as defined) of the Merger: (i) PMSI will be merged with and into Acquisition, with Acquisition remaining a wholly-owned subsidiary of Beverly and with all of the assets and liabilities of PMSI becoming assets and liabilities of Acquisition; (ii) Acquisition will change its name to "Pharmacy Management Services, Inc.;" (iii) each issued and outstanding share of common stock of PMSI will be converted into the right to receive shares of Beverly common stock equal to the quotient of $16.50 divided by the mean arithmetic average of the daily closing sales price per share (rounded to the nearest whole cent) of the common stock of Beverly during the ten (10) consecutive trading days ending on the second trading day immediately preceding the Effective Time, as reported on the NYSE (such arithmetic mean is hereinafter defined as the "Beverly Share Closing Price") subject to certain ceiling and floor adjustments as further described in a Prospectus/Consent Solicitation Statement to be filed with respect to the Merger; and (iv) each PMSI Option (as defined) outstanding as of the Effective Time will be assumed by Beverly and converted into the right to receive a number of Beverly Shares adjusted in accordance with the Option Exchange Ratio (as defined). Fractional shares will not be issued in connection with the Merger. A PMSI shareholder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to the product of the Beverly Share Closing Price of a share of common stock of Beverly multiplied by the fractional percentage of a share of common stock of Beverly to which such holder would otherwise be entitled.

         PMSI is a leading independent nationwide provider of medical cost containment and managed care services to workers compensation payors and claimants. PMSI offers services that address essentially all of an injured worker's health care related needs, from the time of job-related injury through return to employment, or home care as needed. Its services include first notice of injury reporting, case management, a preferred provider organization and pharmacy benefit management through both a national retail pharmacy network and home delivery of prescription drugs, medical supplies and medical equipment. PMSI believes that these services enhance the quality of care for the injured worker while containing the cost of care for the insurer or other payor of worker's compensation benefits.

         PMSI's executive offices are located at 3611 Queen Palm Drive, Tampa, Florida 33619. PMSI's telephone number is (813) 626- 7788.




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ITEM 7.  Financial Statements and Exhibits

     a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.  Not Applicable.

     b) PRO FORMA FINANCIAL INFORMATION. As permitted by Item 7(b)(2), the Registrant hereby amends this Form 8-K in order to include pro forma financial information with respect to the transactions previously reported herein.

     c)      EXHIBITS.

             7.1        Unaudited Pro Forma Combined Financial Statements.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BEVERLY ENTERPRISES, INC.


                                        /s/ SCOTT M. TABAKIN
                                        --------------------------
                                        Scott M. Tabakin
                                        Vice President, Controller and
                                        Chief Accounting Officer


Date:  February 10, 1995





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